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                                                                EXHIBIT 23(H)(5)



                              THE COMMERCE FUNDS

         AMENDED AND RESTATED SHAREHOLDER ADMINISTRATIVE SERVICES PLAN
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                               (Service Shares)

          Section 1.  Upon the recommendation of Commerce Bank, N.A. the Trust's
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investment advisors (the "Advisor"), any officer of The Commerce Funds (the
"Trust") is authorized to execute and deliver, in the name and on behalf of the Trust, written agreements in substantially the form attached hereto or in any other form duly approved by the Board of Trustees ("Servicing Agreements") with securities dealers, financial institutions and other industry professionals that are shareholders or dealers of record or which have a servicing relationship ("Service Organizations") with the beneficial owners of Series A-2, Series B-2, Series C-2, Series D-2, Series E-2, Series F-2 and Series I-2 shares of beneficial interest in the Trust's Short-Term Government, Bond, Balanced, Growth, MidCap, International Equity and Growth and Income Funds (such shares hereinafter called "Service Shares" and such funds hereinafter called the "Funds"). Such Servicing Agreements shall require the Servicing Organization to provide support services as set forth therein to their clients who beneficially own Service Shares in one or more of the Funds in consideration for a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at the annual rate of up to 0.25% of the average daily net asset value of Service Shares of the Funds beneficially owned by such clients. Expenses will be allocated under this Plan in the discretion of the Board of Trustees and in accordance with the provisions of Rule 18f-3 under the Investment Company Act of 1940, as amended.

          Section 2.  Goldman Sachs Asset Management ("GSAM"), as administrator,
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shall monitor the arrangements pertaining to the Trust's Servicing Agreements with the Service Organizations in accordance with the terms of their Administration Agreement with the Trust with respect to the Service Shares.
GSAM shall not, however, be obliged by this Plan to recommend, and the Trust shall not be obliged to execute, any Servicing Agreement with any qualifying Service Organizations.

          Section 3.  So long as this Plan is in effect, the Service
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Organization shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

          Section 4.  This Plan shall become effective with respect to the
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Service Shares of a particular Fund upon the approval of the Plan (and the form of Servicing Agreement attached hereto) by a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" as defined in the Investment Company Act of 1940, as amended (the "Act"), of the Trust and have no direct or indirect financial interest in the operation of this Plan

                                       1
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or in any Servicing Agreements or other agreements related to this Plan (the
"Disinterested Trustees") pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan (and form of Servicing Agreement); provided however, that such effectiveness shall not occur prior to the effective date of the Post-Effective Amendment to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, relating to the Service Shares.

          Section 5.  Unless sooner terminated, this Plan shall continue in
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effect for so long as its continuance is approved at least annually in the manner set forth in Section 4.

          Section 6.  This Plan may be amended at any time by the Board of
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Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

          Section 7.  This Plan is terminable at any time by vote of a majority
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of the Disinterested Trustees.

          Section 8.  While this Plan is in effect, the selection and nomination
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of those Trustees who are not "interested persons" (as defined in the Act) of the Trust shall be committed to the discretion of the Disinterested Trustees.

          Section 9.  The Trust has adopted this Shareholder Administrative
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Services Plan with respect to Service Shares of the Funds as of December 19,
1996, as amended April 29, 1998.

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

                              THE COMMERCE FUNDS

                   AMENDED AND RESTATED SERVICING AGREEMENT

                Under Shareholder Administrative Services Plan

Ladies and Gentlemen:

          The Commerce Funds (the "Trust") wishes to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers ("Clients") who may from time to time be the record or beneficial owners of Service Shares of one or more of the Trust's investment portfolios (the "Funds"), which are listed on Appendix A.

          The terms and conditions of this Servicing Agreement are as follows:

          Section 1.  You agree to provide one or more of the following support
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services to Clients who may from time to time beneficially own Service Shares:
(i) establishing and maintaining accounts and records relating to Clients that invest in Service Shares; (ii) aggregating and processing purchase, redemption and exchange requests for Service Shares from Clients and placing net purchase, redemption and exchange orders with the Trust's distributor; (iii) providing Clients with a service that invests the assets of their accounts in Service Shares pursuant to specific or pre-authorized instructions; (iv) processing dividend and distribution payments from the Trust on behalf of Clients; (v) providing information periodically to Clients showing their positions in Service Shares; (vi) arranging for bank wires; (vii) responding to routine inquiries from Clients concerning their investments in Service Shares; (viii) responding to Client inquiries relating to the services performed by you; (ix) providing subaccounting with respect to Service Shares beneficially owned by Clients or the information to the Trust necessary for subaccounting; (x) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (xi) assisting Clients in changing dividend options, account designations and addresses; and (xii) providing such other similar services as the Trust may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations. You will provide to Clients a schedule of any fees that you may charge to them relating to the investment of their assets in Service Shares.

          Section 2.  You will provide such office space and equipment,
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telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

          Section 3.  Neither you nor any of your officers, employees or agents
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are authorized to make any representations concerning the Trust, a Fund or
Service Shares except those contained in the Trust's then current prospectus(es) for such Service Shares, copies of which will be supplied by the Trust to you, or in such supplemental literature or advertising as may be authorized by the Trust in writing.

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          Section 4.   For all purposes of this Agreement you will be deemed to
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be an independent contractor, and will have no authority to act as agent for the
Trust in any matter or in any respect. You will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by law. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Trust harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Service Shares by or on behalf of Clients. You and your employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of your responsibilities under this Agreement.

          Section 5.   In consideration of the services and facilities provided
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by you hereunder, the Trust will pay to you, and you will accept as full payment therefor, a fee at the annual rate of up to .25 of 1% of the average daily net asset value of the Service Shares of each Fund owned of record or beneficially by Clients from time to time for whom you are the dealer of record or holder of record or with whom you have a servicing relationship (the "Clients' Service Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Clients' Service Shares will be computed in the manner specified in the Trust's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Service Shares for purposes of purchases and redemptions. By your written acceptance of this Agreement, you agree to and do waive such portion of the fee payable under this
Section 5 as is necessary to assure that the amount of such fee together with any other expenses of the Funds which are required to be accrued on any day with respect to your Clients does not exceed the income to be accrued to your Clients' Service Shares on that day. The fee rate stated above may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to you. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of Service Shares, including the sale of such Service Shares to you for the account of any Client or Clients.

          Section 6.   Any person authorized to direct the disposition of monies
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paid or payable by the Trust pursuant to this Agreement will provide to the
Trust's Board of Trustees, and the Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish the Trust or its designees with such information as the Trust or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.

          Section 15.  The Trust may enter into other similar Servicing
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Agreements with any other person or persons without your consent.

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

          Section 8.   By your written acceptance of this Agreement, you
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represent, warrant and agree that:  (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any Service Shares issued by the Trust; (ii) the compensation payable to you hereunder, together with any other compensation you receive from Clients for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing your relationships with Clients; and
(iii) in the event an issue pertaining to the Trust's Shareholder Administrative Services Plan for Service Shares is submitted for shareholder approval, you will vote any shares held for your own account in the same proportion as the vote of those shares held for your Client's accounts.

          Section 9.   This Agreement will become effective on the date a fully
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executed copy of this Agreement is received by the Trust or its designee.
Unless sooner terminated, this Agreement will continue until September 19, 1997, and thereafter will continue automatically for successive annual periods ending on September 19, provided such continuance is specifically approved at least annually by the Trust in the manner described in Section 13 hereof. This Agreement is terminable, without penalty, at any time by the Trust (which termination may be by vote of a majority of the Trust's Disinterested Trustees as defined in Section 13 hereof) or by you upon notice to the Trust.

          Section 10.  All notices and other communications to either you or the
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Trust will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown below.

          Section 11.  This Agreement will be construed in accordance with the
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laws of the State of Delaware and is non-assignable by the parties hereto.

          Section 12.  This Agreement has been approved by vote of a majority of
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(i) the Trust's Board of Trustees and (ii) those Trustees who are not
"interested persons" (as defined in the Investment Company Act of 1940, as amended) of the Trust and have no direct or indirect financial interest in the operation of the Shareholder Administrative Services Plan adopted by the Trust regarding the provision of support services to the record or beneficial owners of Service Shares or in any agreements related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

          Section 13.  The Trust Instrument establishing the Trust dated
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February 7, 1994 a copy of which is on file in the office of the Secretary of the State of Delaware, provides that the term "Trustees of The Commerce Funds" refers to the individual Trustees in their capacity as Trustees under the Trust Instrument and no Trustee, when acting in such capacity, shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to the Trust from the assets of the Trust only; and neither the shareholders nor Trustees nor any of their agents, whether past, present or future, shall be personally liable for any claim against the Trust or its Trustees.

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

  If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the Trust, c/o Goldman, Sachs & Co., 12th Floor - Legal Department, 85 Broad Street, New York, New York 10004.

                                                  Very truly yours,



                                                  THE COMMERCE FUNDS


Date:___________________________                  By: _________________________
                                                          Authorized Officer


                                                  Accepted and Agreed to:

                                                  [Name and Address of Service
                                                   Organization]

                                                  _____________________________


Date:__________________________                   By:__________________________
                                                          Authorized Officer



This Agreement is effective _____________________, _________.

                                  APPENDIX A
                                  ----------


  Please check the appropriate boxes to indicate the Funds of The Commerce Funds for which you wish to act as a Service Organization with respect to Service Shares.


[ ]  Short-Term Government Fund


[ ]  Bond Fund


[ ]  Balanced Fund


[ ]  Growth Fund


[ ]  MidCap Fund


[ ]  International Equity Fund


[ ]  Growth and Income Fund